UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2006

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SUN AMERICAN BANCORP

(Exact name of registrant as specified in its charter)

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Delaware	0-22911	65-032364
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3400 Coral Way, Miami, Florida 33145

(Address of principal executive offices) (Zip Code)

305-421-6800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Unless otherwise indicated, we refer to Sun American Bancorp, as we, us, our or the company, and we refer to our subsidiary, Sun American Bank, as the bank in this Item 1.01 of the Current Report on Form 8-K.

Employment Agreement with Hugo Castro

On June 5, 2006, we and the bank, entered into an employment agreement with Hugo Castro, the President of the bank. Mr. Castro will be employed as President of the bank for a term of one year commencing on January 1, 2006 and ending on December 31, 2006, referred to as the employment term in this document. The employment term will be extended automatically each year for an additional one-year term unless either party provides written notice at least 30 days prior to the end of the term.

In 2006, Mr. Castro will receive an annual base salary of $195,000. Mr. Castro may also receive bonus compensation. Mr. Castro is also entitled to a $900 per month car allowance, participation in the insurance, health and medical benefits that are generally made available to senior executives of the bank, 4 weeks of vacation, reimbursement of necessary and reasonable expenses incurred or paid by him in connection with the performance of his duties, and such other benefits as may be provided to our other senior executives, including participation in our 401(k) plan and stock option plan.

We also agreed to indemnify Mr. Castro against all claims, actions, suits, proceedings, liabilities, damages, fines, costs and expenses that he may incur in connection with the performance of his duties. During the employment term and for a period of 3 years thereafter, we will maintain directors’ and officers’ liability insurance coverage for Mr. Castro at whatever amount we deem reasonable.

During the employment term, the bank and its board of directors agreed to cause Mr. Castro to be nominated to be elected as a director to the bank’s board of directors.

Pursuant to the terms of the employment agreement, during the employment term, Mr. Castro cannot, anywhere in the United States, directly or indirectly: (i) acquire, or own in any manner, any interest in any entity that engages in our or the bank’s business, referred to as our business in this document, or that engages in any business, activity or enterprise that competes with any aspect of our business; or (ii) be interested in, or otherwise participate in, the management or operation of, any entity that engages in any business, activity or enterprise that competes with any aspect of our business. This provision will stay in effect for three (3) years from the termination of the employment agreement. Mr. Castro can serve as an officer or director of any entity or business enterprise, or otherwise participate in educational, welfare, social, religious and civic organizations, provided that he does not serve as a director or officer of any entity or business enterprise that engages in a business that competes directly with our business. Mr. Castro is permitted to make investments in the securities of any entity or business enterprise, provided that he cannot make any investments in the securities of any entity or business enterprise that engages in a business that competes directly with our business.

In the event of Mr. Castro’s death, the employment agreement automatically terminates and in the event of his incapacity, as defined in the employment agreement, we may terminate the employment agreement upon written notice to Mr. Castro. In either event, we will pay to Mr. Castro, his estate, or his legal representative, as applicable, the base salary through the date of termination, plus the base salary for the remaining term of the employment agreement.

We can terminate Mr. Castro’s employment at any time for “cause,” as defined below, upon written notice. In the event Mr. Castro’s employment is terminated by us for cause, as defined in the employment agreement, or he voluntarily terminates his employment prior to the end of the employment term upon 90 days’ prior written notice to us, we will pay to him: (i) the base salary through the date of termination; (ii) any accrued, but unpaid, performance bonus; and (iii) any business expenses that were properly reimbursable to him through the date of termination. We can terminate Mr. Castro’s employment without cause at any time upon 30 days’ prior written notice. In such event, the employment agreement requires us to pay to Mr. Castro, the base salary through the date of termination, plus the base salary for the remaining term of the employment agreement.

Mr. Castro can terminate his employment for “good reason,” as defined below, upon notice to us within 30 days after he has actual knowledge of the event providing such good reason and we fail to cure the event within 30 days following the notice. If Mr. Castro terminates his employment for good reason, it will have the same effect and afford him the same rights and benefits as if we terminated his employment without cause. “Good reason” means the occurrence of any of the following events: (i) Mr. Castro is not retained as the President of the bank even if he is allowed to continue in our employ; (ii) we materially reduce his duties and responsibilities; (iii) he is removed from his position as a member of our board of directors or the bank’s board of directors for any reason other than in connection with his termination for cause; or (iv) we fail to perform or observe any of our material obligations to him under the employment agreement, including, without limitation, by failing to provide or cause the provision of, any compensation or benefits that we are obligated to provide.

The foregoing brief summary of the agreement is not intended to be complete and is qualified in its entirety by reference to the employment agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Employment Agreement with Michael Golden

We previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2006, that we and the bank entered into an employment agreement with Michael Golden, our President and Chief Executive Officer and Chief Executive Officer of the bank, on May 22, 2006. The following description clarifies and supplements certain disclosures included in such previously filed Current Report on Form 8-K.

During the employment term, Mr. Golden will receive an annual base salary of $275,000 and quarterly performance bonuses of $25,000. The Compensation Committee of the board of directors will pay Mr. Golden the performance bonuses if we and the bank meet, or, in the discretion of the Compensation Committee, substantially meet, certain established financial goals based upon our approved 2006 budget. To the extent a performance goal is not met in a particular quarter, the Compensation Committee can pay Mr. Golden the missed quarterly bonus as part of the following quarter’s bonus if the performance goal is met by the end of the following quarter. By way of example, if a performance goal is not met in the first quarter, but is met by the end of the second quarter, Mr. Golden’s second quarter bonus will include the missed bonus for the first quarter and he will receive a $50,000 bonus. An additional bonus may be paid to Mr. Golden at the fiscal year end if certain financial goals are exceeded. The amount of such bonus, if any, will be determined, on a discretionary basis, by the Compensation Committee.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Employment Agreement dated as of June 5, 2006 by and between Hugo Castro and Sun American Bancorp and Sun American Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 9, 2006

SUN AMERICAN BANCORP

By:	/s/ MICHAEL E. GOLDEN
Name:	Michael E. Golden
Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated as of June 5, 2006 by and between Hugo Castro and Sun American Bancorp and Sun American Bank.